Exhibit 99.1

CERTIFICATION UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Nash-Finch Company certifies that the Quarterly Report of Nash-Finch Company on Form 10-Q for the sixteen week period ended October 5, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Nash-Finch Company.

By:	/s/ Ron Marshall
Name:	Ron Marshall
Title:	Chief Executive Officer

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Nash Finch Company and will be retained by Nash Finch Company and furnished to the Securities and Exchange Commission or its Staff upon request.